UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

January 6, 2016

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the NVIT Multi-Manager Small Company Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”).

Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Jacobs Levy Equity Management Inc. (“Jacobs Levy”) to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Neuberger Berman Management LLC (“Neuberger”) as a subadviser to the Fund. These changes became effective on December 10, 2015. The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that this Information Statement be sent to you. The full Information Statement also will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 15, 2016. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 855-976-3331.

The Board approved the appointment of Jacobs Levy as a subadviser to the Fund, managing a portion of the Fund’s assets, upon the recommendation of Nationwide Fund Advisors (“NFA”), the investment adviser to the Fund. Jacobs Levy serves alongside the Fund’s three other existing subadvisers, Morgan Stanley Investment Management Inc., OppenheimerFunds, Inc., and Putnam Investment Management, LLC. This recommendation was based on several factors, including:

•	The Fund’s historical underperformance relative to its category peers;
•	Elements of Neuberger’s investment approach that NFA believes lead to an unbalanced profile—outperformance in down-trending markets but limited ability to outperform in up-trending markets;
•	Neuberger’s focus on stocks that are considered growth-oriented, causing the Fund to tilt toward more of a “growth” investment style than NFA considered appropriate for the Fund;
•	NFA’s belief that Jacobs Levy’s investment strategy seeks to provide performance consistency over a full market cycle, including when equity markets are trending higher; and
•	NFA’s belief that Jacobs Levy’s strategy and style complement the strategies and styles of the Fund’s three other subadvisers.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

/s/ Eric E. Miller
Eric E. Miller
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
 (800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT Multi-Manager Small Company Fund (the “Fund”), a series of the Trust.  All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of the date hereof, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement. This Information Statement will be sent to Contract Owners on or about January 18, 2016. The Information Statement also is available online at www.nationwide.com/mutualfundsshareholdernews. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Board, but without obtaining shareholder approval, provided, among other things, that the Fund sends to its respective shareholders (or, in this case, the Contract Owners who have selected the Fund as an underlying investment option) an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio or series of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the supervision and direction of the Board of Trustees of the Trust (the “Board”). NFA selects subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective December 10, 2015, Jacobs Levy Equity Management Inc. (“Jacobs Levy”) began serving as one of four subadvisers to the Fund, following the termination of Neuberger Berman Management LLC (“Neuberger”). As a result of this change, assets of the Fund previously subadvised by Neuberger are now subadvised by Jacobs Levy. The Fund’s three other subadvisers, Morgan Stanley Investment Management Inc., OppenheimerFunds, Inc. and Putnam Investment Management, LLC, continue to subadvise separate portions, or “sleeves,” of the Fund.

Jacobs Levy is independent of NFA and discharges its responsibilities subject to the oversight and supervision of NFA and the Board. Jacobs Levy is paid by NFA from the fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through an affiliated broker-dealer that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the selection of Jacobs Levy, located at 100 Campus Drive, Florham Park, New Jersey 07932, as a new subadviser to the Fund. Jacobs Levy began serving as one of the Fund’s subadvisers on December 10, 2015, following action taken by the Board on December 9, 2015, to approve Jacobs Levy as a subadviser to the Fund. The decision by the Board to approve Jacobs Levy as subadviser, as well as other important information, is described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser(s), NFA is responsible for communicating performance expectations to, and evaluating the performance of, a subadviser and recommending to the Board whether new subadvisers should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term growth of capital. Under normal conditions, the Fund invests at least

80% of its net assets in equity securities of small-cap companies.

Over the last five years, the Fund has underperformed relative to its category peers. NFA attributes this underperformance to the Fund’s current subadviser combination.  Of the portfolio sleeves managed by the four subadvisers, the sleeve managed by Neuberger has experienced wider swings in relative performance, outperforming during declining markets, but underperforming when market prices are increasing.  NFA attributes this performance to Neuberger’s reliance on defensive-oriented factors in its investment strategy, which has led to Neuberger’s favorable downside capture profile but has also limited its ability to outperform in up-trending markets.  Further, Neuberger’s investments in stocks of companies that are more growth-oriented and which have larger capitalizations have caused the Fund to take on certain characteristics of a portfolio that pursues more of a growth investing style than NFA considers appropriate for the Fund.  NFA therefore sought to replace Neuberger with a new subadviser with an investment strategy that included an increased valuation bias and greater participation in up-trending markets. In doing so, NFA sought to give the Fund a more balanced risk/return profile that may perform more consistently across a full market cycle.

NFA employed a subadviser selection process that was driven by qualitative, quantitative and risk due diligence processes, including a review of firm assets, performance, portfolio holdings overlap with other subadvisers and correlation of excess returns with other subadvisers. For those potential subadvisers that met the foregoing criteria, a number of other factors were applied, including, but not limited to: firm stability and ownership structure; composition, experience, chemistry and compensation structure of the portfolio management team; available capacity for the Fund; and the reasonableness of the subadviser’s fee and its consistency with the Fund’s expense structure. Discussions and onsite due diligence visits were then conducted with the potential subadvisers to evaluate their investment strategies, management teams and operational capabilities.

JACOBS LEVY

Of the potential subadvisers that were evaluated, NFA determined that Jacobs Levy would be the most qualified and appropriate candidate to subadvise a sleeve, or portion, of the Fund, considering the results of the detailed due diligence process as well as the Fund’s investment objectives and strategies.  Further, NFA informed the Board that the anticipated assets to be allocated to Jacobs Levy would initially be in an amount higher than assets previously allocated to Neuberger. Jacobs Levy invests in small-cap value stocks using a dynamic, multidimensional investment process that combines human insight and intuition, finance and behavioral theory, and quantitative and statistical methods.  The breadth and depth of Jacobs Levy’s analysis allows it to build portfolios that promote consistency of performance through small exposures to numerous investment opportunities. Jacobs Levy’s risk-controlled strategies are designed to deliver consistent, above-benchmark performance over full market cycles through dynamic portfolio positioning. This dynamic approach allows Jacobs Levy to exploit changes in the economic environment while maintaining its small-cap value profile. Jacobs Levy’s investment strategy has a valuation bias that NFA believes complements those of the other three subadvisers to the Fund.  NFA also believes that Jacobs Levy’s investment strategy has the potential to provide increased upside participation while providing reasonable downside protection.

Investment decisions for the sleeve managed by Jacobs Levy are made by Bruce I. Jacobs and Kenneth N. Levy, CFA. Dr. Jacobs is Principal, Co-Chief Investment Officer, and Portfolio Manager at Jacobs Levy and has been with the firm since 1986. Mr. Levy is Principal, Co-Chief Investment Officer, and Portfolio Manager at Jacobs Levy and has been with the firm since 1986.

Based on the foregoing considerations, NFA recommended to the Board that Jacobs Levy be approved as a subadviser to the Fund.

BOARD CONSIDERATIONS

At a Board meeting held in-person on December 9, 2015, the Board, of which eight of the nine members are not considered to be “interested persons” under the Investment Company Act of 1940 (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the termination of Neuberger as a subadviser to the Fund and the hiring of Jacobs Levy as a subadviser to the Fund. The Trustees were provided with materials relating to Jacobs Levy in advance of and at the meeting. The Independent Trustees met in executive session with their independent legal counsel prior to the meeting to discuss information relating to the appointment of Jacobs Levy. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services Provided by Jacobs Levy as Subadviser. The Board considered the information provided by NFA relating to Jacobs Levy, including information relating to Jacobs Levy’s investment strategy and process, Jacobs Levy’s risk/return profile, and the correlation of returns among Jacobs Levy and the Fund’s other subadvisers. The Board also considered the experience of the investment personnel of Jacobs Levy that would be managing the Fund. The Board concluded that the nature and extent of services to be provided to the Fund by Jacobs Levy appeared reasonable and appropriate.

Investment Performance. The Board evaluated the investment performance of the Fund’s sleeve managed by Neuberger and considered the performance record of the strategy that would be utilized by Jacobs Levy in managing the Fund’s sleeve. The Board concluded that the prospects for satisfactory investment performance of the sleeve to be managed by Jacobs Levy, if Jacobs Levy were to be appointed as subadviser, were reasonable.

Fee Level. The Board considered the Fund’s overall fee level. The Board noted that the new subadvisory fee schedule proposed with respect to Jacobs Levy would result in a lower effective subadvisory fee rate to be paid by NFA to Jacobs Levy than that paid by NFA to Neuberger. As a result of the new fee structure, NFA proposed to share one-half of the savings with shareholders of the Fund by entering into a Fee Waiver Agreement with the Trust whereby NFA would waive from the investment advisory fee 0.015% until at least May 1, 2017, representing 50% of the savings that NFA will realize due to the new fee structure (based on the Fund’s asset level and subadviser allocations as of September 30, 2015). The waiver cannot be changed or terminated without approval by the Board. The Board concluded that the subadvisory fees to be paid to Jacobs Levy were fair and reasonable in light of the information provided.

Economies of Scale. The Board noted that Jacobs Levy’s subadvisory fee schedule includes breakpoints, reducing the subadvisory fees charged to NFA as assets attributable to the sleeve managed by Jacobs Levy increase. As noted above, the Trust and NFA entered into a Fee Waiver Agreement whereby NFA would waive from the investment advisory fee 0.015% until at least May 1, 2017, representing 50% of the savings that NFA will realize due to the new fee structure (based on the Fund’s asset level and subadviser allocations as of September 30, 2015). The waiver cannot be changed or terminated without approval by the Board.

Profitability; Fallout Benefits. The Board determined to defer any review of potential fallout benefits of the subadvisory agreement to Jacobs Levy until Jacobs Levy had served in that capacity for a reasonable period of time. No information was presented to the Board regarding the expected profitability of the proposed subadvisory agreement with Jacobs Levy.

Terms of the Subadvisory Agreement. The non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers.

Conclusion. Based on the totality of multiple factors taken together, the Board unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Jacobs Levy, dated December 10, 2015 (the “Agreement”), was approved by the Board, including the Independent Trustees, on December 9, 2015. In accordance with the Manager of Managers Order, the Agreement will not be submitted to the Fund’s shareholders for their approval. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, with respect to the Fund, has an initial term that expires on May 1, 2017, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, the Trust on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 60 days’ written notice by Jacobs Levy. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual fee payable by NFA to Jacobs Levy (as a percentage of the Fund’s average daily net assets) is set forth in the table attached as Exhibit A. The overall advisory fees of the Fund will decrease as a result of a lower subadvisory fee schedule with Jacobs Levy under the Agreement than the previous subadvisory fee schedule with Neuberger and the resulting new Fee Waiver Agreement between NFA and the Trust.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Jacobs Levy and for overseeing and reviewing the performance of Jacobs Levy. Jacobs Levy is required to manage the Fund in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the Board.

Brokerage. Under the Agreement, Jacobs Levy is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Jacobs Levy selects and to negotiate commissions to be paid on such transactions. In doing so, Jacobs Levy is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Jacobs Levy and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Jacobs Levy is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Jacobs Levy’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Jacobs Levy for any liability and expenses which may be sustained by Jacobs Levy unless they were the result of Jacobs Levy’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory changes. These provisions include a requirement that Jacobs Levy establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Jacobs Levy to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Jacobs Levy and other subadvisers to funds affiliated with the Fund.

Further Information. The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available (i) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (ii) by mail by sending your request to SEC Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-0102 (upon payment of any applicable fees); or (iii) at the SEC’s website – http://www.sec.gov – through the EDGAR system.

OTHER INFORMATION ABOUT JACOBS LEVY

Jacobs Levy is located at 100 Campus Drive, Florham Park, New Jersey 07932. The following table sets forth the name and principal occupation of the principal executive officers of Jacobs Levy. The address of each person listed below is 100 Campus Drive, Florham Park, New Jersey 07932.

Name	Title
Bruce Ira Jacobs	President
Kenneth Neil Levy	Vice President
Leo Aloysius Dalton	Chief Financial Officer
Laura Marie DeVito	General Counsel and Chief Compliance Officer

Jacobs Levy, a New Jersey corporation, is owned equally by Dr. Jacobs and Mr. Levy.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B.

During the fiscal year ended December 31, 2014, the Fund paid the amount to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including the Independent Trustees, on March 10, 2015. The Investment Advisory Agreement was last approved by shareholders of the Fund on April 25, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the supervision and direction of the Board: (i) sets overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of a Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the supervision and direction of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not more than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of December 14, 2015, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of December 14, 2015, to the Trust’s knowledge, no person, except as set forth in the table at Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of December 14, 2015, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although Contract Owners are not being asked to vote on the approval of Jacobs Levy as subadviser to the Fund, the Trust is required by the rules of the SEC to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of a Fund for which voting instructions have not been received in proportion (for, against or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners also will be permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a brief summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and to Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is 1000 Continental Drive, Suite 400, King of Prussia, Pennsylvania 19406.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Jacobs Levy, nor do any such Officers or Trustees own securities issued by Jacobs Levy or have any other material direct or indirect interest in Jacobs Levy.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

/s/ Eric E. Miller
Eric E. Miller, Secretary

January 6, 2016

EXHIBIT A

SUBADVISORY FEES

The annual fee payable by NFA to Jacobs Levy (as a percentage of the Fund’s average daily net assets under Jacobs Levy’s management) is set forth in the following table.

Fund	Subadvisory Fees
NVIT Multi-Manager Small Company Fund	0.45% on subadviser assets of up to $200 million; and 0.40% on subadviser assets of $200 million and more

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table.

Fund	Advisory Fees
NVIT Multi-Manager Small Company Fund	0.885% on assets up to $200 million; and 0.835% on assets of $200 million or more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended December 31, 2014. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
NVIT Multi-Manager Small Company Fund	$4,214,053

C-1

EXHIBIT D

OUTSTANDING SHARES

As of December 14, 2015, the Fund had issued outstanding shares in the amount set forth in the table below.

Fund	Number of Shares Outstanding
NVIT Multi-Manager Small Company Fund Class I	12,475,752.43
NVIT Multi-Manager Small Company Fund Class II	2,192,740.28
NVIT Multi-Manager Small Company Fund Class IV	0
NVIT Multi-Manager Small Company Fund Class Y	5,394,551.21

D-1

EXHIBIT E

5% SHAREHOLDERS

As of December 14, 2015, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT Multi-Manager Small Company Fund Class I
NATIONWIDE LIFE INSURANCE COMPANY
NWVA9
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029

NATIONWIDE LIFE INSURANCE COMPANY
NWVAII
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029

NATIONWIDE LIFE INSURANCE COMPANY
NWVLI4
C/O IPO PORTFOLIO ACCOUNTING
PO BOX 182029
COLUMBUS OH  43218-2029
	3,889,465.84 3,175,190.72 1,997,819.58	18.52% 15.12% 9.51%
NVIT Multi-Manager Small Company Fund Class II
NATIONWIDE LIFE INSURANCE COMPANY NWVAII C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	2,072,108.21	9.86%
NVIT Multi-Manager Small Company Fund Class Y
NVIT CARDINALSM CAPITAL APPRECIATION FUND
1000 CONTINENTAL DR STE 400
KING OF PRUSSIA PA  19406-2850

NVIT CARDINALSM MODERATE FUND
1000 CONTINENTAL DR STE 400
KNG OF PRUSSA PA  19406-2850

NVIT CARDINALSM BALANCED FUND
1000 CONTINENTAL DR STE 400
KING OF PRUSSIA PA  19406-2850
	1,376,079.08 1,366,333.79 1,101,018.46	6.55% 6.50% 5.24%

E-1

NATIONWIDE VARIABLE INSURANCE TRUST
1000 Continental Drive, Suite 400
King of Prussia, Pennsylvania 19406
(800) 848-0920

NVIT Multi-Manager Small Company Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the more complete information statement that is available to you on the Internet relating to the NVIT Multi-Manager Small Company Fund (the “Fund”) of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the information statement.

The following material is available for view: NVIT Multi-Manager Small Company Fund Information Statement

The Information Statement details a recent subadviser change relating to the Fund. Specifically, the Board of Trustees of the Trust (the “Board”) has approved the selection of Jacobs Levy Equity Management, Inc.  (“Jacobs Levy”) to serve as a new subadviser to the Fund. At the same time, the Board approved the termination of Neuberger Berman Management LLC as a subadviser to the Fund. These changes became effective on December 10, 2015.  The Trust has received an exemptive order from the U.S. Securities and Exchange Commission (“SEC”) that allows certain subadviser changes to be made without shareholder approval (the “Manager of Managers Order”). The Manager of Managers Order instead requires that the Information Statement be sent to you. Additionally, the Trust has received interpretive guidance from the staff of the SEC’s Division of Investment Management allowing the Trust, in lieu of physical delivery of the Information Statement, to make the Information Statement available to you online.

The full Information Statement will be available on the Fund’s website at http://www.nationwide.com/mutualfundsshareholdernews until April 15, 2016. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at 855-976-3331.

If you want to receive a paper or e-mail copy of the above listed document, you must request one.
There is no charge to you for requesting a copy.